Exhibit 99.3

Condensed Consolidated Interim Financial Statements (Unaudited)
Geospatial Holdings Inc. and Subsidiaries
As of September 28, 2019 and for the nine months ended September 28, 2019 and September 29, 2018

		Page
Contents
	Condensed Consolidated Interim Financial Statements

	Balance sheet (unaudited)	3

	Statements of operations (unaudited)	5

	Statements of changes in stockholders' equity (deficit) (unaudited)	6

	Statements of cash flows (unaudited)	7

	Notes to condensed consolidated interim financial statements (unaudited)	8

Geospatial Holdings Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
September 28, 2019

ASSETS	September 28, 2019
CURRENT ASSETS
Cash	$9,529,549
Trade accounts receivable, net	13,920,892
Unbilled retainage receivable	287,931
Costs and estimated earnings in excess of billings on uncompleted contracts, net	21,108,357
Prepaid expenses and other current assets	4,804,831

Total current assets	49,651,560

PROPERTY, PLANT AND EQUIPMENT, NET	12,869,318

OTHER ASSETS
Goodwill	43,851,990
Other intangible assets, net	3,961,035
Deferred financing costs, net	221,250
Deferred income taxes, net	—

TOTAL ASSETS	$110,555,153

The accompanying notes are an integral part of this condensed consolidated financial statements.

Geospatial Holdings Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED) – CONTINUED
September 28, 2019

LIABILITIES AND STOCKHOLDERS’ DEFICIT	September 28, 2019
CURRENT LIABILITIES
Current maturities of long-term debt	$1,072,500
Accounts payable	10,281,482
Accrued expenses	9,230,026
Deferred revenues	695,938

Total current liabilities	21,279,946

LONG-TERM OBLIGATIONS
Deferred income taxes, net	376,871
Long-term debt, less current maturities	139,446,425

Total liabilities	161,103,242

STOCKHOLDERS’ DEFICIT
Common stock	—
Preferred stock	46,766
Additional paid in capital	57,042,231
Retained deficit	(107,637,086)

Total stockholders’ deficit	(50,548,089)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$110,555,153

The accompanying notes are an integral part of this condensed consolidated financial statements.

Geospatial Holdings Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
Nine months ended September 28, 2019 and September 29, 2018

	September 28, 2019	September 29, 2018
Net sales	$94,190,684	$77,364,162
Cost of sales	59,696,756	51,975,511

Gross profit	34,493,928	25,388,651

Selling, general and administrative expenses	16,405,620	15,337,886
Amortization of intangible assets	2,614,375	3,128,958
Management fee to affiliated company	562,500	375,000

Operating profit	14,911,433	6,546,807

Other expenses
Interest expense, net	7,781,360	4,739,205
Other expense, net	1,278,728	1,434,455

Income before provision for income taxes	5,851,345	373,147

Income tax expense	1,898,684	323,691

NET INCOME	$3,952,661	$49,456

The accompanying notes are an integral part of these condensed consolidated financial statements.

Geospatial Holdings Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)(UNAUDITED)
Nine months ended September 28, 2019 and September 29, 2018

	Common stock		Preferred stock		Additional paid-in capital	Retained deficit	Total stockholders’ equity
	Class A	Class B	Series A	Series B

Balance at December 30, 2017	$—	$—	$46,766	$70	$63,788,561	$(35,355,695)	$28,479,702
Share-based compensation	—	—	—	—	90,000	—	90,000
Net income	—	—	—	—	—	49,456	49,456
Balance at September 29, 2018	$—	$—	$46,766	$70	$63,878,561	$(35,306,239)	$28,619,158

	Common stock		Preferred stock		Additional paid-in capital	Retained deficit	Total stockholders’ equity
	Class A	Class B	Series A	Series B

Balance at December 29, 2018	$—	$—	$46,766	$70	$63,952,161	$(34,385,421)	$29,613,576
Share-based compensation	—	—	—	—	90,000	—	90,000
Retirement of preferred stock	—	—	—	(70)	(6,999,930)	—	(7,000,000)
Dividends paid and payable	—	—	—	—	—	(77,204,326)	(77,204,326)
Net income	—	—	—	—	—	3,952,661	3,952,661
Balance at September 28, 2019	$—	$—	$46,766	$—	$57,042,231	$(107,637,086)	$(50,548,089)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Geospatial Holdings Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
September 28, 2019 and September 29, 2018

	September 28, 2019	September 29, 2018
Cash flows from operating activities:
Net income	$3,952,661	$49,456
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	9,612,006	8,403,016
Gain on disposal of property, plant and equipment	(532,153)	(64,273)
Share-based compensation	90,000	90,000
Deferred tax expense	1,135,532	303,823
Changes in operating assets and liabilities
Trade accounts receivable	3,191,283	(273,276)
Unbilled retainage receivable	(52,442)	(208,570)
Costs and estimated earnings in excess of billings on uncompleted contracts	(7,402,850)	(3,519,554)
Prepaid expenses and other assets	(2,135,842)	(858,500)
Accounts payable	259,940	1,713,474
Accrued expenses	(1,345,338)	(2,349,586)
Deferred revenues	142,303	(85,823)

Net cash provided by operating activities	6,915,100	3,200,187

Cash flows from investing activities:
Proceeds from sales of property, plant and equipment	724,953	188,880
Purchases of property, plant and equipment	(5,585,893)	(2,647,053)

Net cash used in investing activities	(4,860,940)	(2,458,173)

Cash flows from financing activities:
Retirement of preferred stock	(7,000,000)	—
Dividends Paid	(77,076,804)	—
Proceeds from long-term debt	143,000,000	—
Repayments of long-term debt	(61,000,000)	(750,000)
Proceeds from notes payable	3,349,824	—
Repayments of notes payable	(3,349,824)	—
Repayments on capital leases	—	(100,970)
Payment of deferred financing costs	(2,748,127)	—

Net cash used in financing activities	(4,824,931)	(850,970)

Net decrease in cash	(2,770,771)	(108,956)

Cash at beginning of year	12,300,320	9,765,817

Cash at end of year	$9,529,549	$9,656,861

Supplemental disclosures of cash flow information:
Cash paid (net of refunds) during the year for
Interest	$7,574,497	$4,795,384
Income taxes	1,151,547	43,561

The accompanying notes are an integral part of these condensed consolidated financial statements.

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED)
September 28, 2019 and September 29, 2018

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Quantum Spatial, Inc. (Quantum Spatial or the Company) is a full-service geospatial solutions provider serving the North American market. The Company provides a full suite of geospatial data enrichment and analytic solutions derived from the Company’s proprietary data processing algorithms and software. The Company provides its clients with geospatial analysis and insights using high-value terrestrial and topo-bathymetric LiDAR, hyperspectral imagery, digital orthoimagery, thermal infrared and oblique imagery. Clients in the federal, state and commercial markets, including utilities, oil & gas and others, utilize Quantum Spatial’s products and services to transform complex data relationships into meaningful and actionable information.
A summary of the significant accounting policies applied in the preparation of the accompanying unaudited condensed consolidated interim financial statements follows.
Basis of Presentation
The Company’s accounting period ends on the Saturday nearest September 30. The 2019 and 2018 year-to-date periods ended on September 28, 2019 and September 29, 2018, respectively. The accompanying unaudited condensed consolidated interim financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and are unaudited. Accordingly, they do not include all information and disclosures required to be included in annual financial statements. The information contained in the accompanying condensed consolidated interim financial statements and the notes thereto should be read in conjunction with the consolidated financial statements and the notes thereto for the period ended December 29, 2018 (the “Annual Financial Statements”). These condensed consolidated interim financial statements do not repeat disclosures that would substantially duplicate disclosures included in the Annual Financial Statements or details of accounts that have not been changed significantly in amounts or composition. The interim unaudited condensed consolidated interim financial statements have been prepared on the same basis as the Company’s Annual Financial Statements. In the opinion of management, the accompanying condensed consolidated interim financial statements reflect all adjustments, which include normal recurring adjustments, necessary for the fair presentation of these condensed consolidated interim financial statements. The results for the nine months ended September 28, 2019 are not necessarily indicative of the results that could be expected for the year ended December 28, 2019.
Principles of Consolidation
The condensed consolidated interim financial statements include the accounts of Geospatial Holdings, Inc., its wholly owned holding company, Aero-Metric Holdings Corp., its wholly owned subsidiaries, Quantum Spatial, Quantum Spatial India Private Limited and Quantum Spatial Canada Inc. All intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates
In preparing the condensed consolidated interim financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of condensed consolidated interim financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED)
September 28, 2019 and September 29, 2018

Revenue and Cost Recognition
Software and Support Sales
For computer software and support arrangements that include multiple deliverables, the Company has applied the software revenue recognition rules as prescribed by Accounting Standards Codification (ASC) 985-605, Software – Revenue Recognition. Under the software revenue recognition rules, the fee from a multiple-deliverable arrangement is allocated to each of the undelivered elements based on vendor-specific objective evidence, which is limited to the price charged when the same deliverable is sold separately, with the residual value from the arrangement allocated to the delivered element. The portion of the fee that is allocated to each deliverable is then recognized as revenue when the criteria for revenue recognition are met with respect to that deliverable. All software revenue arrangements have been accounted for under this guidance. Computer software revenue is generally recognized upon delivery. Revenue related to post-contract customer support (PCS) is recognized over the period of the support to be provided. PCS arrangements typically have a term of one year.
Costs incurred to generate computer software, hardware and support-related revenue include research and development costs associated with product development, costs related to product support and installation, and inventory costs related to hardware sales. Amounts billed and collected before the services are performed are included in deferred revenues.
Fixed-price Contracts
For fixed-price contracts, the Company recognizes revenue based on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract (cost-to-cost method), in accordance with Financial Accounting Standards Board (FASB) ASC 605-35, Construction-Type and Production-Type Contracts. This method is used as management believes costs to be the best available measure of progress on these contracts. Contracts are considered complete when the work is substantially complete and accepted by the customer.
Time and Material Contracts
For time and material contracts, revenue is recognized as the work is performed in accordance with the guidance prescribed by ASC 605-35.
Milestone Contracts
For contracts that have fixed deliverables upon completion of individual milestones or upon completion of the project as a whole, the Company has applied revenue recognition guidance as prescribed by ASC 605-28, Milestone Method. Individual milestones are based on the completion of substantive steps outlined in the related contracts. These steps are defined by specific work to be performed, such as the flight plan, imagery design, aerial triangulation and mapping. Each step is unique and the steps are determined at the inception of the arrangement. The Company has historically applied a milestone method approach and recognizes revenue on these contracts after milestones are completed, the customer has been invoiced and collection is reasonably assured.
Contract costs associated with all of the above include all direct labor and material costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, insurance, repairs and depreciation. Changes in contract performance, contract conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to both cost of construction and revenues and are recognized in the period in which the revisions are determined. At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss is recognized.

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED)
September 28, 2019 and September 29, 2018

The Company has recorded an allowance for contract losses in the amount of $702,000 as of September 28, 2019.
Costs and estimated earnings in excess of billings on uncompleted contracts represent revenues recognized in excess of amounts billed and are reported net of an allowance for uncompleted contracts in the amount of $879,000 as of September 28, 2019.
Trade Accounts Receivable
The Company’s receivables are stated at the amount the Company expects to collect from outstanding balances. The Company provides for estimated uncollectible amounts, including sales discounts and allowances, through a charge to income and a credit to a valuation allowance based on management’s assessment of the current status of individual accounts, giving consideration to historical experience and existing economic conditions. Balances that are still outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. Accounts receivable are ordinarily due upon receipt. Accounts receivable are reported net of an allowance for doubtful accounts of $355,537 as of September 28, 2019.
Unbilled Retainage Receivable
Unbilled retainage receivables represent revenue earned but not billed to customers until future dates, usually when a contract is approved by the customer.
Property, Plant and Equipment
Property, plant and equipment are stated at cost. Expenditures for major additions and improvements are capitalized, while minor repairs and maintenance are charged to expense as incurred. Depreciation is based on the estimated useful lives of depreciable assets and is provided using the straight-line method. When property is disposed of, the asset and related accumulated depreciation are removed from the accounts. Any resulting gain or loss is reflected in operations in the period incurred.
Intangible Assets
Intangible assets, not including goodwill, are composed of definite-lived customer relationships, internally developed technology and expertise, and proprietary software, as discussed in note D. Such intangible assets are stated at fair value at the time of the acquisition. The definite-lived intangible assets are being amortized over estimated periods of benefit using the straight-line method.
Impairment of Long-lived Assets
The Company reviews long-lived assets (excluding goodwill – see below) for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair values of the assets. At September 28, 2019 no impairment was identified.
Goodwill
Goodwill represents the excess of purchase price paid over net assets acquired in a business combination. The Company evaluates the carrying value of goodwill, which represents the excess of the purchase price

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED)
September 28, 2019 and September 29, 2018

over the underlying tangible and intangible assets acquired and liabilities assumed, at year end and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Such circumstances could include, but are not limited to (1) a significant change in legal factors or business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator. When evaluating whether goodwill is impaired, the Company first compares the fair value of the reporting unit to the carrying amount. If the carrying amount exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of goodwill to its carrying amount. The Company did not identify any indicators of impairment, and correspondingly, did not record any impairment related to goodwill for the nine months ended September 28, 2019 and September 29, 2018, respectively.
Fair Value of Financial Instruments
ASC 820, Fair Value Measurement, defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The Company’s financial instruments are cash, trade accounts receivable, accounts payable, accrued liabilities and debt. The recorded values of cash, trade accounts receivable, accounts payable and accrued liabilities approximate their fair values based on their short-term nature. Management believes the recorded values of debt approximate their fair values, as interest rates approximate market rates.
Income Taxes
U.S. federal and state income taxes are provided based on the asset and liability method. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The tax effects of these differences are recorded as deferred income taxes. Deferred tax assets are evaluated at least annually as to their likelihood of recovery, and a valuation reserve would be recognized where it is more likely than not that the asset will not be realized.
The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company applies the uncertain tax position guidance to all tax positions for which the statute of limitations remains open. No material uncertain tax positions were noted for the nine months ended September 28, 2019 and September 29, 2018.
The Company recognizes interest relating to income tax matters as a component of interest expense and recognizes penalties relating to income tax matters as a component of general and administrative expenses. Such interest and penalties have historically been immaterial.
The Company is subject to income taxes in the U.S. federal jurisdiction and various state jurisdictions. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment. The Company is not currently subject to any income tax examinations by tax authorities.
Share-based Compensation
The Company measures all share-based payments, including grants of employee stock options, at fair value and expenses such payments and option grants in the consolidated statements of operations. The cost of employee services received in exchange for an award of equity instruments is measured based on the grant

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED)
September 28, 2019 and September 29, 2018

date fair value of the award and the probability of the award being received by the employee. The cost associated with the award is recognized over the period an employee is required to provide service in exchange for the award. Stock options are granted with an exercise price not less than the fair value on the date of grant as described in note I.
New Accounting Pronouncements
In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 establishes principles for recognizing revenue upon the transfer of promised goods or services to customers, in an amount that reflects the expected consideration received in exchange for those goods or services. During 2015 and 2016, the FASB issued subsequent ASU’s, which deferred the effective date of adoption and amended the original provisions of ASU 2014-09. Topic 606 (as amended) will be adopted by the Company using the ‘modified retrospective method.’ Under this method of adoption, contracts in process at the date of adoption (December 29, 2018), will be accounted for under Topic 606 along with all future contracts. Contracts completed prior to the date of implementation are not required to be adjusted to conform to Topic 606.
Topic 606 will also significantly expand the Company’s financial statement disclosures related to revenue, including but not limited to: (i) disaggregation of revenues, (ii) information about performance obligations, (iii) significant judgements and estimates used in recognizing revenue, and (iv) transaction prices, allocation methods, and other assumptions.
The Company is in the process of determining the impact of ASU 2014-09 and does not anticipate a material impact on the financial statements at the date of the adoption.
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 will require the Company to recognize on its balance sheet (i) a liability to make lease payments (the lease liability) and (ii) a right-of-use asset representing its right to use the underlying asset for the lease term. ASU 2016-02 will be adopted by the Company at the beginning of fiscal 2020.
The Company currently leases real estate, equipment and vehicles, which are accounted for as operating leases under current U.S. GAAP. Topic 842 will result in the recognition of material lease liabilities and right-of-use assets on the Company’s consolidated balance sheet at the time of adoption. The actual amount of these liabilities and related assets has not yet been determined, nor has the transitional impact on the Company’s stockholders’ equity at the date of adoption.
NOTE B - COSTS AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON UNCOMPLETED CONTRACTS
Information relative to the Company’s uncompleted contracts is as follows:

September 28, 2019

Costs incurred on uncompleted contracts	$100,593,029
Less billings to date	(78,605,928)
Less allowance for uncompleted contracts	(878,744)

Total	$21,108,357

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED)
September 28, 2019 and September 29, 2018

NOTE C - PROPERTY, PLANT AND EQUIPMENT
Major classifications of property, plant and equipment and their estimated useful lives are summarized as follows:

	September 28, 2019	Useful life

Buildings and building improvements	$467,713	5 – 39 years
Machinery and equipment	36,190,084	1 – 10 years
Internally developed software	3,591,029	3 years
Construction in progress	179,058

Total property, plant and equipment	40,427,884

Less accumulated depreciation	27,558,566

Property, plant and equipment, net	$12,869,318
Depreciation expense totaled $4,335,447 and $4,762,157 for the nine months ended September 28, 2019 and September 29, 2018, respectively.
NOTE D - OTHER INTANGIBLE ASSETS
Intangible assets other than goodwill comprise the fair value allocated to existing customer relationships, technology, and proprietary software at the time of the acquisition. Amortization expense related to these intangible assets totaled $2,614,375 and $3,128,958 for the nine months ended September 28, 2019 and September 29, 2018, respectively.
The following is a summary of intangible assets subject to amortization:

	September 28, 2019
	Gross carrying amount	Accumulated amortization	Net carrying amount

Customer relationships	$23,075,000	$19,950,423	$3,124,577
Technology	7,300,000	6,463,542	836,458
Proprietary software	3,150,000	3,150,000	—

Total intangible assets	$33,525,000	$29,563,965	$3,961,035

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED)
September 28, 2019 and September 29, 2018

Future annual amortization expense is as follows at September 28, 2019:

Remaining 2019	$794,375
2020	2,231,667
2021	340,000
2022	340,000
2023	254,993

$3,961,035
NOTE E - DEFERRED FINANCING COSTS
In connection with long-term debt refinancing discussed in note F, the Company incurred and capitalized financing fees of $2,748,127, including $225,000 of fees that are associated with the revolving line of credit. These fees are being amortized to interest expense over the term of the related notes using a method that approximates the effective interest method. Net deferred financing fees were $2,702,325 at September 28, 2019.
Amortization expense totaled $2,662,184 and $511,901 for the nine months ended September 28, 2019 and September 29, 2018, respectively. Amortization expense includes $2,161,359 of prior deferred financing costs written off with the debt refinancing discussed in note F. Accumulated amortization is $45,802 as of September 28, 2019.
Future annual amortization expense is as follows at September 28, 2019:

Remaining 2019	$137,406
2020	549,625
2021	549,625
2022	549,625
2023	549,625
2023	366,419

$2,702,325
NOTE F - LONG-TERM DEBT
In September 2019, the Company terminated its previous financing agreement and entered into a new credit agreement (Credit Agreement). The Credit Agreement established a term loan in an aggregate original principal amount of $143,000,000 and a revolving loan commitment of $15,000,000, for a total borrowing capacity of $158,000,000. The term loan and the revolving line of credit bear interest at a variable rate. The effective rate on the senior term note was 7.31% as of September 28, 2019. In addition, there is a fee based on the unused portion of the revolving line of credit, payable monthly at a rate of 0.50%. The term loan and line of credit advances may be prepaid at any time and mature on September 5, 2024.

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED)
September 28, 2019 and September 29, 2018

Borrowings are collateralized by substantially all of the assets of the Company. The agreements require compliance with certain affirmative and negative covenants including, but not limited to maximum leverage ratio beginning December 28, 2019. The Company is in compliance with all covenants as of September 28, 2019.
Future annual maturities of debt is as follows at September 28, 2019:

Remaining 2019	$357,500
2020	1,430,000
2021	1,430,000
2022	1,430,000
2023	1,430,000
Thereafter	136,922,500

$143,000,000
NOTE G - INCOME TAXES
The Company files a consolidated federal income tax return, consolidated unitary tax returns in certain states and other separate state or foreign income tax returns for its subsidiary companies.
The income tax provision for interim periods is generally determined based upon the expected effective income tax rate for the full year and the tax rate applicable to certain discrete transactions in the interim period. To determine the annual effective income tax rate, the Company must estimate both the total income (loss) before income tax for the full year and the jurisdictions in which that income (loss) is subject to tax. The actual effective income tax rate for the full year may differ from these estimates if income (loss) before income tax is greater than or less than what was estimated or if the allocation of income (loss) to jurisdictions in which it is taxed is different from the estimated allocations. The Company reviews and adjusts its estimated effective income tax rate for the full year each quarter based upon its most recent estimates of income (loss) before income tax for the full year and the jurisdictions in which the Company expects that income will be taxed.
The income tax provisions for the nine months ended September 28, 2019 and September 29, 2018, differ from the amount determined by applying the applicable U.S. federal statutory income rate of 21% to income before income taxes primarily due to the utilization of net operating losses, non-deductible expenses and permanent differences.
NOTE H - 401(k) RETIREMENT PLAN
The Company has a defined contribution plan, which is qualified under Section 401(k) of the Internal Revenue Code. Eligible employees can contribute up to 25% of their pay. The Company will match employee contributions at a percentage determined annually by senior management. In addition, the Company may make discretionary contributions to the plan. Employer contributions to the plan totaled $1,118,412 and $419,296 for the nine months ended September 28, 2019 and September 29, 2018, respectively, and $547,000 is accrued as of September 28, 2019, associated with anticipated discretionary contributions.

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED)
September 28, 2019 and September 29, 2018

NOTE I - STOCKHOLDERS’ EQUITY
Common and Preferred Shares
The total number of all classes of capital stock that the Company has the authority to issue is 350,000 shares, divided into two classes, of which 200,000 shares, $1.00 par value, are designated as common stock and 150,000 shares are designated as preferred stock. Preferred stock in the amount of 100,000 shares, $1.00 par value, is designated as Series A Preferred, and preferred stock in the amount of 10,000 shares, $0.01 par value, is designated as Series B Preferred. The Series A Preferred participates equally with the common stock on all cash and stock dividends declared or paid. The Series A preferred is convertible to common stock at the option of the shareholder. The Series A Preferred and Series B Preferred are entitled to cumulative dividends at a rate of 10% and 20% per annum, respectively, on the liquidation value of the stock. Series B Preferred shares were retired and dividends were declared and paid in September 2019 in conjunction with the long-term debt refinancing discussed in Note F. Dividends totaling $77,204,326 were declared, of which $77,076,804 was paid as of September 28, 2019. There are 46,766 Series A Preferred shares and 0 Series B Preferred shares issued and outstanding at September 28, 2019. There are no common shares issued and outstanding at September 28, 2019.
Share-based Compensation
The Company’s 2012 Equity Incentive Plan (the Plan) permitted the grant of shares to its employees for up to 4,820 shares of common stock. In June 2014, the Plan was amended to increase the permitted shares to be granted to 7,085 shares of common stock. The options expire 10 years after the date of grant. Unless terminated for cause, participants who terminate employment have 90 days to exercise their vested options or they are forfeited. Participants who are terminated for cause may only exercise vested options up to the day of their termination.
There are 2,610 shares available for option grants at September 28, 2019. The amount of compensation expense recognized for the nine months ended September 28, 2019 and September 29, 2018, was $90,000, with a corresponding amount credited to additional paid-in capital.
NOTE J - CONCENTRATION OF CREDIT RISK
The Company periodically maintains deposits in financial institutions in excess of the insurable limits established by the Federal Deposit Insurance Corporation. The Company has not experienced any losses in such accounts and management believes it is not exposed to any significant credit risk.
The Company grants credit in the normal course of business to its customers. The Company’s customers come from a wide range of industries. Except as detailed below, concentration of credit risk with respect to revenues is considered minimal due to the Company’s diverse customer base and the customers’ geographic dispersion. As part of its ongoing control procedures, the Company continually monitors the creditworthiness of its customers. The Company does not require collateral or other security to support credit sales.
NOTE K - COMMITMENTS AND CONTINGENCIES
From time to time, the Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations or liquidity.
The Company is self-insured for health benefit claims up to a stop-loss amount per employee per year. The Company records an estimated liability for claims reported and claims incurred but not reported. It is possible that incurred but not reported claims may result in losses in excess of the amount accrued; however, in the

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED)
September 28, 2019 and September 29, 2018

opinion of management, any such claims would not have a material adverse impact on the Company's financial position.
NOTE L - ADDITIONAL FINANCIAL INFORMATION
Accrued expenses consist of the following at September 28, 2019:

September 28, 2019

Management and director fees	$2,349,539
Bonus	2,032,867
Other	4,847,620

Total	$9,230,026
NOTE M - SUBSEQUENT EVENTS
The Company has evaluated subsequent events through February 26, 2020, the date which the condensed consolidated interim financial statements were available for issuance. There were no material subsequent events that required recognition or additional disclosure in these condensed consolidated interim financial statements, other than those noted below.
On November 6, 2019, the Company entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with NV5 Global, Inc. (“NV5”) and one of its direct subsidiaries (“Merger Sub”). The Merger Agreement provides that, at the effective time and upon the terms and subject to the conditions set forth therein and in accordance with applicable law, Merger Sub will merge with and into the Company (the “Merger”) with the Company continuing as the surviving entity after the Merger and a direct, wholly-owned subsidiary of the Company. The board of directors of NV5 approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Merger was closed December 20, 2019.